UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	54–2061691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard, Suite 1300

McLean, VA 22102

(703) 918–4480

(Address of Principal Executive Offices) (Zip Code)

ALION SCIENCE AND TECHNOLOGY CORPORATION

EMPLOYEE OWNERSHIP, SAVINGS AND INVESTMENT PLAN

(Full Title of the plan)

Thomas E. McCabe

Alion Science and Technology Corporation

1750 Tysons Boulevard, Suite 1300

McLean, VA 22102

(Name and address of agent for service)

(703) 918-4480

(Telephone number, including area code, of agent for service)

Copies to:

David Cole

Holland & Knight LLP

1600 Tysons Boulevard, Suite 700

McLean VA 22102

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer		☐	Accelerated filer

☒	Non-accelerated filer	(Do not check if a smaller reporting company)	☐	Smaller reporting company

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Form S-8 (this “Amendment No. 2”), relates to the Registration Statement on Form S-8 (as amended, the “Registration Statement”), File No. 333-114935, of Alion Science and Technology Corporation (the “Company”), filed with the Securities and Exchange Commission on April 28, 2004, as previously amended by Post-Effective Amendment No. 1 thereto, File No. 333-89756, of the Company, filed with the Securities and Exchange Commission on August 17, 2005 (“Amendment No. 1”). The Registration Statement pertains to the registration of an aggregate of 3,400,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), issuable under the employee stock ownership plan, or ESOP, component of The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan (the “Plan”) and an indeterminate amount of interests (the “Interests”) to be offered or sold pursuant to the Plan. The offerings of the Shares and Interests pursuant to the Registration Statement have been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company which remain unsold at the termination of the offerings, the Company files this Amendment to terminate the effectiveness of the Registration Statement and to remove from registration all of the Shares and Interests registered but unsold under the Registration Statement as of the date hereof, if any.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on March 22, 2012.

ALION SCIENCE AND TECHNOLOGY CORPORATION

By:	/s/ Bahman Atefi
	Name:	Bahman Atefi
	Title:	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Bahman Atefi		Dated: March 22, 2012
	Name:	Bahman Atefi
	Title:	Chairman, Chief Executive
Officer and Director
(Principal Executive Officer)

By:	/s/ Michael J. Alber		Dated: March 22, 2012
	Name:	Michael J. Alber
	Title:	Chief Financial Officer
(Principal Financial Officer)

By:	/s/ Jeffrey L. Boyers		Dated: March 22, 2012
	Name:	Jeffrey L. Boyers
	Title:	Senior Vice President and
Executive Director of Finance
(Principal Accounting Officer)

By:	/s/ Edward C. Aldridge, Jr.		Dated: March 22, 2012
	Name:	Edward C. Aldridge, Jr.
	Title:	Director

By:	/s/ Leslie Armitage		Dated: March 22, 2012
	Name:	Leslie Armitage
	Title:	Director

By:	/s/ Lewis Collens		Dated: March 22, 2012
	Name:	Lewis Collens
	Title:	Director

By:	/s/ Admiral (Ret.) Harold W. Gehman, Jr.		Dated: March 22, 2012
	Name:	Admiral (Ret.) Harold W. Gehman, Jr.
	Title:	Director

By:	/s/ David J. Vitale		Dated: March 22, 2012
	Name:	David J. Vitale
	Title:	Director

By:	/s/ General (Ret.) George A. Joulwan		Dated: March 22, 2012
	Name:	General (Ret.) George A. Joulwan
	Title:	Director

By:	/s/ General (Ret.) Michael E. Ryan		Dated: March 22, 2012
	Name:	General (Ret.) Michael E. Ryan
	Title:	Director

By:	/s/ General (Ret.) Michael V. Hayden		Dated: March 22, 2012
	Name:	General (Ret.) Michael V. Hayden
	Title:	Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on March 22, 2012.

THE ALION SCIENCE AND TECHNOLOGY
CORPORATION EMPLOYEE OWNERSHIP,
SAVINGS AND INVESTMENT PLAN

By:	/s/ Bahman Atefi
	Name:	Bahman Atefi
	Title:	Chairman of ESOP Committee